EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703.742.5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION COMMON STOCK MOVING TO NASDAQ

RESTON, VA – JUNE 26, 2008 – QuadraMed® Corporation (AMEX: QD) today announces that it has received approval to list its common stock, par value $0.01, on the NASDAQ Global Market under the symbol QDHC. The Company has informed the American Stock Exchange (AMEX) of its intention to list on the NASDAQ Global Market and to delist its common stock from the AMEX. The Company believes that listing the Company’s common stock on the NASDAQ Global Market and delisting the Company’s common stock from the AMEX will increase investor and analyst attention and provide the Company’s investors with a better environment for trading shares of the Company’s common and preferred stock (which are convertible into shares of common stock).

On July 8, 2008, QuadraMed plans to file with the Securities and Exchange Commission an application on Form 25 to strike its common stock from listing on the AMEX and a Form 8-A in conjunction with the listing of its common stock on the NASDAQ Global Market. QuadraMed anticipates that as of Wednesday, July 9, 2008 its common stock will trade on the NASDAQ Global Market under a new trading symbol, QDHC, and will no longer trade on the AMEX.

“We believe that QuadraMed’s transition to the world’s foremost technology stock market will increase the effective marketability of our common stock to institutional investors and heighten Wall Street’s interest in our company,” said Keith Hagen, QuadraMed’s president and CEO. “After much analysis, we believe that listing our stock on the fully electronic exchange of NASDAQ will generate higher visibility and trading volume, in alignment with the best interests of our company and shareholders.”

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the company’s products and services is a staff of 650 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

About NASDAQ

NASDAQ® is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ website at http://www.nasdaq.com or the NASDAQ Newsroom(SM) at http://www.nasdaq.com/newsroom.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

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QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

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